UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2014 (November 12, 2014)

MEMORIAL RESOURCE DEVELOPMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36490	46-4710769
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1800 Houston, Texas	77002 (Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 588-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 12, 2014, Memorial Resource Development Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, MRD Holdco LLC (“MRD Holdco”) and the selling stockholders named on Schedule I thereto (together with MRD Holdco, the “Selling Stockholders”), and Citigroup Global Markets Inc. and Barclays Capital Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale by the Selling Stockholders (the “Offering”), and purchase by the Underwriters, of 30,000,000 shares of the Company’s common stock, par value $0.01 (“Common Stock”). Pursuant to the Underwriting Agreement, the Selling Stockholders also granted the Underwriters a 30-day option to purchase up to an additional 4,500,000 shares of Common Stock on the same terms. The Offering closed on November 18, 2014. The Company will not receive any of the proceeds from the Offering.

The Offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s effective Registration Statement on Form S-1 (File No. 333-199103). The material terms of the Offering are described in the prospectus dated November 12, 2014 (the “Prospectus”) filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

The Underwriting Agreement contains customary representations, warranties and agreements of each of the Company and the Selling Stockholders and customary conditions to closing, obligations of the parties and termination provisions. The Company and the Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. The Underwriting Agreement contains representations, warranties and other provisions that were made or agreed to, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them. Accordingly, the Underwriting Agreement should not be relied upon as constituting a description of the state of affairs of any of the parties thereto or their affiliates at the time it was entered into or otherwise.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking and advisory services for the Company and its respective affiliates from time to time in the ordinary course of their business for which they have received customary fees and reimbursement of expenses. In connection with the Company’s initial public offering in June 2014, certain of the Underwriters acted as underwriters, and in connection with the Company’s offering of senior notes in July 2014, certain of the Underwriters acted as initial purchasers, and in each case received customary fees for such services. Affiliates of certain of the Underwriters are lenders under the Company’s revolving credit facility.

Item 7.01.	Regulation FD Disclosure.

On November 12, 2014, the Company announced that the Selling Stockholders had priced the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including the attached Exhibit 99.1, is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 12, 2014, by and among Memorial Resource Development Corp., MRD Holdco LLC, and the selling stockholders named on Schedule I thereto and Citigroup Global Markets Inc. and Barclays Capital Inc., as representatives of the several underwriters named therein

99.1	Press release dated November 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL RESOURCE DEVELOPMENT CORP.

Date: November 18, 2014	By:	/s/ Kyle N. Roane
Kyle N. Roane
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 12, 2014, by and among Memorial Resource Development Corp., MRD Holdco LLC, and the selling stockholders named on Schedule I thereto and Citigroup Global Markets Inc. and Barclays Capital Inc., as representatives of the several underwriters named therein

99.1	Press release dated November 12, 2014